Exhibit 10.1
February 21, 2006
First Bank of Delaware
1608 Walnut Street
Philadelphia, Pennsylvania 19103
Attention: Alonzo J. Primus
Re: Installment Loan Marketing and Servicing Agreement by and between First Bank of Delaware and ACE Cash Express, Inc. (as amended, the “Agreement”)
Dear Alonzo:
Each undefined capitalized term used in this letter shall have the meaning ascribed to it in the Agreement. When countersigned, this letter will constitute an amendment to the Agreement, effective as of February 21, 2006.
Notwithstanding anything to the contrary contained in the Agreement and without any liability arising therefor, the parties to the Agreement hereby agree that ACE may cease to offer Loans in the State of Texas as soon as ACE elects to do so.
Please evidence your agreement with the foregoing by countersigning a copy of this letter and providing a countersigned copy to the undersigned at your earliest convenience.

Sincerely, ACE CASH EXPRESS, INC.
By:	/s/ WALTER E. EVANS
Walter E. Evans, Senior Vice President and General Counsel

AGREED TO AND ACCEPTED BY:

FIRST BANK OF DELAWARE

By: /s/ ALONZO J. PRIMUS

Name: Alonzo J. Primus
Title:    Executive Vice President, National Consumer Products